UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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SCHEDULE 14A INFORMATION
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Acxiom Corporation
(Name of Registrant as Specified In Its Charter)

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Proxy Statement Supplement Dated July 14, 2017
To the Proxy Statement Furnished June 29, 2017 for the
Annual Meeting of Stockholders to Be Held on August 8, 2017

ACXIOM CORPORATION
 301 E. Dave Ward Drive
Conway, Arkansas 72032
501.342.1000
www.acxiom.com

Supplement to Proposal to Amend the 2005 Equity Compensation Plan to Increase the Number of Shares Available for Issuance Under the 2005 Plan and to Re-approve its Performance Goals (Proposal No. 2 of the Proxy Card)

The information below supplements the proxy statement of Acxiom Corporation (the "Company") for its 2017 Annual Meeting of Stockholders ("Proxy Statement"), which was furnished to stockholders beginning on June 29, 2017. This Supplement is being furnished to stockholders beginning on July 14, 2017, in order to supplement Proposal 2 in the Proxy Statement.

Proposal 2 in the Proxy Statement requests that the Company's stockholders approve an increase in the number of shares available for issuance under the Amended and Restated 2005 Equity Compensation Plan of Acxiom Corporation (the "2005 Plan") by 4,450,000 shares, from 28,425,000 shares to 32,875,000 shares. In addition, stockholders are being asked to re-approve the material terms of the performance goals in the 2005 Plan for purposes of the deduction limitation contained in Section 162(m) of the Internal Revenue Code.

Clarification of Potential Ambiguity on Annual Awards Limits

The Company is providing this Supplement solely to clarify a potential ambiguity in Proposal 2's summary of the terms of the 2005 Plan (the "Summary").  The Summary and this Supplement are qualified in their entirety by reference to the 2005 Plan attached as Appendix A to the Proxy Statement. As is the nature of summaries, the Summary does not track the 2005 Plan terms word for word, and in the interest of brevity a potential ambiguity may have been inadvertently created with respect to the application of annual individual award limits under the 2005 Plan.  While the Company does not believe this potential ambiguity is material in any respect as to any stockholder's decision as to whether to vote for or against Proposal 2, the Company has decided to provide this clarification.

The Summary says that the "maximum number of shares of our common stock with respect to which stock options, SARs, restricted stock, RSUs, performance awards and other stock unit awards may be granted to a participant under the 2005 Plan for any calendar year is 400,000 shares…"  There may be an ambiguity as to whether the 400,000 share limits (the "Limits") apply to each category of awards or as to all categories as a group, and as to whether the Limits apply to certain awards or to all awards.
First, the Limits apply separately to two different categories of awards.  With respect to stock options and/or SARs, the maximum number of shares of our common stock that may be granted to any one person in any 12-month period is 400,000 shares; likewise, with respect to restricted stock awards, RSUs, performance awards and any other stock unit awards, the maximum number of shares of our common stock that may be granted to any one person in any 12-month period is 400,000 shares.

The Limits apply to each of these two groups of award types, not to each type of award, nor to all awards as a single group for any one year.  As a result, a participant could receive awards totaling up to 800,000 shares in any one year under the 2005 Plan. For example, a participant could receive awards totaling 400,000 stock options and awards totaling 400,000 RSUs.  The Company has not previously issued awards to any one participant under the 2005 Plan in one year in excess of the Limits under the 2005 Plan, and it does not have any plans to do so.  The relevant language of Section 14(e) of the 2005 Plan is repeated below.  The full 2005 Plan is attached as Appendix A to the Proxy Statement previously furnished to you.

(e) Notwithstanding any provision of this Plan […], (i) no Participant may be granted in any twelve (12) month period an aggregate amount of Options and/or Stock Appreciation Rights with respect to more than 400,000 Shares, and (ii) no Participant may be granted in any twelve (12) month period an aggregate amount of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards or Other Stock Unit Awards, with respect to more than 400,000 Shares (or cash amounts based on the value of more than 400,000 Shares).

Second, the Board of Directors interprets the Limits, as set forth above in Section 14(e), to apply to all awards made under the 2005 Plan, not just those awards that are intended to be qualified for purposes of Section 162(m) of the Internal Revenue Code. The Limits appear in Section 14 of the 2005 Plan.  Section 14(a) contains provisions related to Section 162(m) and "Covered Associates." A "Covered Associate" is defined in Section 2 of the 2005 Plan as "a 'covered employee' within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto."
Section 14(e), which contains the Limits, provides that the Limits apply "[n]otwithstanding any provision of this Plan," and specifies that no "Participant" may receive more than the Limits in any 12-month period.  A "Participant" is defined in Section 2 of the 2005 Plan as "an Associate who is selected by the [Compensation] Committee or the Board to receive an Award under the Plan."  An "Associate" is defined under Section 2 of the 2005 Plan as "any employee, officer (whether or not also a director), director, affiliate, independent contractor or consultant of the Company…who renders those types of services which tend to contribute to the success of the Company, … or which may reasonably be anticipated to contribute to the future success of the Company…" Based on the foregoing, the Company believes that the Limits set forth in Section 14(e) apply to all grants, not just those intended to qualify for Section 162(m) purposes.
In practice, the Company has always interpreted the Limits as applying to all awards made under the 2005 Plan.  As described in Section 3 of the 2005 Plan, each of the Compensation Committee and the Board has the authority to interpret the 2005 Plan, and the Board believes that its interpretation that the Limits apply to all awards, whether or not intended to qualify for purpose of Section 162(m), is binding.  Moreover, as discussed above, the Company has not previously and does not plan to grant awards that exceed the Limits.  Nevertheless, this Supplement is being provided to clarify how the Company interprets the 2005 Plan so that stockholders are not confused by this potential ambiguity.
As described in the Summary and in Section 16 of the 2005 Plan, the Limits are subject to adjustment in the event of changes in the shares of common stock relating to a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or similar occurrence.
As described in the Proxy Statement, if stockholders do not approve Proposal 2, the 2005 Plan will continue in full force and effect, except that the existing number of authorized shares will not be increased.  As a result, the Company would expect to exhaust the existing reserve of shares under the 2005 Plan in the next 12 months.  Without the additional shares, the Board believes its ability to attract and retain employees may be greatly impaired.  In addition, awards granted under the 2005 Plan in the future may not qualify as exempt performance-based compensation under Section 162(m).  If that happens, we may not be entitled to a tax deduction for some or all of the awards granted to our chief executive officer and our other most highly compensated executive officers.

Board of Directors' Recommendation

The Board of Directors recommends that the stockholders vote FOR Proposal 2 to increase the number of shares available for issuance under the 2005 Plan and to re-approve the material terms of the performance goals under the 2005 Plan.  Approval of Proposal 2 requires a majority of the votes cast at the 2017 Annual Meeting.

Additional Information

Proxies that have already been submitted, and which are not subsequently revoked or changed as described below, will be voted at the 2017 Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement.   In general, you may revoke your proxy and vote again by (i) delivering a notice of revocation or delivering a later-dated proxy to Acxiom's Corporate Secretary at Acxiom Corporation, 301 E. Dave Ward Drive, Conway, Arkansas 72032; (ii) submitting another vote over the Internet or by telephone; or (iii) by attending and voting, in person or virtually via the Internet, during the 2017 Annual Meeting. However, your attendance during the 2017 Annual Meeting will not automatically revoke your proxy unless you specifically so request. A stockholder's last vote is the vote that will be counted.  See Questions and Answers about the Proxy Materials and the 2017 Annual Meeting on pages 1 – 5 of the Proxy Statement.   Except for the additional information with respect to Proposal 2, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies.

The Proxy Statement and this Supplement have been filed with the Securities and Exchange Commission.  We will furnish a copy of this Supplement to any stockholder by mail upon request to the Corporate Secretary, 301 E. Dave Ward Drive, Conway, Arkansas 72032, or by calling 501-342-0519. This Supplement and the Proxy Statement are also available in digital form for download or review under "Financial Information - Annual Reports & Proxies" in the "Investors" section of our website at https://investors.acxiom.com/financial-information/default.aspx or at www.proxyvote.com.